Exhibit 99.2

MOTHERS WORK, INC.

CONTACT:	Judd P. Tirnauer
Senior Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

MOTHERS WORK ANNOUNCES $7 MILLION

STOCK REPURCHASE PROGRAM

Philadelphia, PA, July 29, 2008 – Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced that its Board of Directors approved a program to repurchase up to $7 million of the Company’s outstanding common stock.  Under the program, the Company may repurchase shares from time to time through solicited or unsolicited transactions in the open market or in negotiated or other transactions.  The program will be in effect until the end of July 2010.

Edward M. Krell, Chief Operating Officer of Mothers Work, noted, “We are pleased to announce that our Board has authorized this share repurchase program of up to $7 million.  Over the past two years, we have been very focused on deleveraging our balance sheet through debt prepayment, as evidenced by our total debt reduction of nearly $50 million in the last 24 months.  However, we also believe that, at current market prices, our shares represent an attractive investment opportunity, and we believe that an investment in our own stock is a very appropriate one.  While our priority remains continued deleveraging through additional potential prepayments of our Term Loan, this authorized share repurchase program gives us excellent flexibility, indicates our continued commitment to increase shareholder value, and reflects our continued confidence in our generation of free cash flow despite a challenging overall economic environment.”

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of June 30, 2008, Mothers Work operates 1,055 maternity locations, including 761 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites.  In addition, Mothers Work distributes its Oh

Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding results of operations, liquidity, financial condition, free cash flow, potential debt prepayments, potential stock repurchases, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our various business initiatives, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, weather, changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism, and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.